EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215504) of Forterra, Inc. of our report dated March 7, 2018, relating to the financial statements of Concrete Pipe & Precast, LLC, appearing in this Annual Report Form 10-K for the year ended December 31, 2017.

/s/ Moss Adams LLP

Houston, Texas
March 7, 2018